UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

INGLES MARKETS, INCORPORATED
(Name of Registrant as Specified In Its Charter)

SUMMER ROAD LLC CAP 1 LLC EAST RIVER PARTNERS LTD EAST RIVER PARTNERS II LTD UNCH CORP. RORY A. HELD FRANK S. VELLUCCI
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 17, 2026

SUMMER ROAD LLC

___________, 2026

Dear Fellow Ingles Markets Shareholders:

Summer Road LLC (together with its affiliates “Summer Road,” “we” or “our”) and the other participants in this solicitation are the beneficial owners of an aggregate of 432,558 shares of Class A Common Stock, $0.05 par value per share (the “Class A Common Stock”), of Ingles Markets, Incorporated, a North Carolina corporation (“Ingles Markets” or the “Company”). We believe that changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests. As further detailed in the attached Proxy Statement, we believe the Company urgently needs an independent shareholder representative on the Board given the Ingles family’s controlling ownership and the absence of truly independent directors in the boardroom. These factors, in our view, have resulted in poor corporate governance practices and a lack of transparency and shareholder engagement.

We are seeking your support for the election of our nominee as a director at the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on Thursday, April 30, 2026, because we believe that the Board will benefit from the addition of a director with significant financial, investment and public markets expertise and who has a shared objective of enhancing value for the benefit of all Ingles Markets shareholders. We are confident that the individual we have nominated, Rory A. Held, is highly qualified, capable and possesses the right experience to address Ingles Markets’ most pressing needs.

The Board is currently composed of eight (8) directors, all of whom are up for election at the Annual Meeting. In accordance with the Company’s Composite Articles of Incorporation and Second Amended and Restated Bylaws, two (2) of the eight (8) directors will be elected by a vote of the holders of the Class A Common Stock, voting as a separate class, and the remaining six (6) directors will be elected by a vote of the holders of the Company’s Class B common stock, voting as a separate class. Through the attached Proxy Statement and enclosed GOLD universal proxy card, we are soliciting proxies to elect not only our nominee, but also one (1) of the Company’s nominees to be elected by a vote of the holders of the Class A Common Stock whose election we do not oppose. Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

Summer Road and Ingles Markets will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board by the holders of Class A Common Stock. Holders of Class A Common Stock will have the ability to vote for up to two (2) nominees on Summer Road’s enclosed GOLD universal proxy card. Any holder of Class A Common Stock who wishes to vote for any combination of our nominee and the Company’s Class A nominees may do so on Summer Road’s GOLD universal proxy card. There is no need for holders of Class A Common Stock to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote. We urge holders of Class A Common Stock to use our GOLD universal proxy card to vote “FOR” our nominee and the Company’s nominee whose election we do not oppose.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD universal proxy card today. The attached Proxy Statement and the enclosed GOLD universal proxy card are first being furnished to shareholders on or about [●], 2026.

If you have already voted for the incumbent management slate on the Company’s proxy card, you have every right to change your vote by signing, dating, marking your vote and returning a later dated GOLD universal proxy card or by voting at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free number listed below.

Thank you for your support,

/s/ Frank S. Vellucci

Frank S. Vellucci

Summer Road LLC

If you have any questions, require assistance in voting your GOLD universal proxy card,

or need additional copies of Summer Road’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Shareholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 17, 2026

2026 ANNUAL MEETING OF SHAREHOLDERS
OF
INGLES MARKETS, INCORPORATED
_________________________

PROXY STATEMENT
OF
SUMMER ROAD LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD UNIVERSAL PROXY CARD TODAY

Summer Road LLC (together with its affiliates “Summer Road,” “we” or “our”) and the other participants in this solicitation are shareholders of Ingles Markets, Incorporated, a North Carolina corporation (“Ingles Markets,” “IMKTA” or the “Company”), who beneficially own an aggregate of 432,558 shares of Class A Common Stock, $0.05 par value per share (the “Class A Common Stock”), of Ingles Markets, representing approximately 3.0% of the outstanding shares of Class A Common Stock. We believe that the Board of Directors of the Company (the “Board”) is in urgent need of an independent shareholder representative who will prioritize enhancing value for the benefit of all Ingles Markets shareholders. Accordingly, we have nominated a director who has significant financial, investment and public markets expertise and is committed to fully exploring all opportunities to increase shareholder value. At the 2026 annual meeting of shareholders scheduled to be held on Thursday, April 30, 2026, at 10:00 a.m. Eastern Time, which will be held as a completely virtual meeting of shareholders and conducted via live webcast, accessible by visiting www.virtualshareholdermeeting.com/IMKTA2026 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”), shareholders will have an opportunity:

1.	To elect Summer Road’s director nominee, Rory A. Held (the “Summer Road Nominee”), to serve until the 2027 annual meeting of shareholders (the “2027 Annual Meeting”);
2.	To consider and vote on a non-binding proposal to approve the Company’s compensation for named executive officers, as disclosed in the Company’s proxy statement; and
3.	To consider any other business that is properly presented at the Annual Meeting.

This Proxy Statement and the enclosed GOLD universal proxy card are first being mailed to shareholders on or about [●], 2026.

The Company has disclosed that the Annual Meeting will be held virtually. For further information on how to attend and vote virtually at the Annual Meeting and by proxy, please see the “VOTING AND PROXY PROCEDURES” and “VIRTUAL MEETING” sections of this Proxy Statement.

The Company has an annually elected Board, which is currently composed of eight (8) directors, all of whom are up for election at the Annual Meeting. In accordance with the Company’s Composite Articles of Incorporation (the “Articles”) and Second Amended and Restated Bylaws (the “Bylaws”), two of the eight directors will be elected by a vote of the holders of the Class A Common Stock, voting as a separate class (each a “Class A Director” and together the “Class A Directors”), and the remaining six directors will be elected by a vote of the holders of the Class B common stock, $0.05 par value per share (the “Class B Common Stock”), voting as a separate class (each a “Class B Director” and together the “Class B Directors”). Through this Proxy Statement and enclosed GOLD universal proxy card, we are soliciting proxies to elect not only the Summer Road Nominee, but also one (1) of the Company’s nominees to serve as a Class A Director whose election we do not oppose, [Dwight Jacobs] / [Rebekah Lowe] (the “Unopposed Company Nominee”). We are not seeking your proxy in connection with the election of the Class B Directors. Summer Road and Ingles Markets will each be using a universal proxy card for voting on the election of the Class A Directors at the Annual Meeting, which will include the names of all nominees for election as Class A Directors. Shareholders will have the ability to vote for up to two (2) nominees on Summer Road’s enclosed GOLD universal proxy card. Any shareholder who wishes to vote for one of the Company’s Class A Director nominees in addition to the Summer Road Nominee may do so on Summer Road’s GOLD universal proxy card. There is no need to use the Company’s white universal proxy card or voting instruction form, regardless of how you wish to vote, for the election of the Class A Directors.

Your vote to elect the Summer Road Nominee will have the legal effect of replacing one (1) of the Company’s Class A Director nominees with the Summer Road Nominee. If elected, the Summer Road Nominee, subject to his fiduciary duties as a director, will seek to work with the other members of the Board to evaluate all opportunities to enhance shareholder value. However, the Summer Road Nominee will constitute a minority on the Board and there can be no guarantee that he will be able to implement the actions that he believes are necessary to unlock shareholder value, but we believe the election of the Summer Road Nominee is an important step in the right direction for enhancing long-term value at the Company. There is no assurance that any of the Company’s nominees will serve as directors if the Summer Road Nominee is elected. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

Shareholders of Class A Common Stock are permitted to vote for fewer than two (2) nominees or for any combination (up to two (2) total) of the Summer Road Nominee and the Company’s Class A Director nominees on the enclosed GOLD universal proxy card. However, if shareholders choose to vote for any of the Company’s Class A Director nominees, we recommend that shareholders vote in favor of only the Company’s Class A Director nominee who we believe is the most qualified to serve as a director – the Unopposed Company Nominee – to help achieve a Board composition that we believe is in the best interest of all shareholders. We recommend that shareholders do not vote for the Company’s Class A Director nominee other than the Unopposed Company Nominee. Among other potential consequences, voting for the Company’s Class A Director nominee other than the Unopposed Company Nominee may result in the failure of the Summer Road Nominee to be elected to the Board. Summer Road urges shareholders to use our GOLD universal proxy card to vote “FOR” the Summer Road Nominee and “FOR” the Unopposed Company Nominee.

IF YOU MARK FEWER THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR GOLD UNIVERSAL PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE SUMMER ROAD NOMINEE AND THE UNOPPOSED COMPANY NOMINEE. IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

The Company has set the close of business on March [●], 2026 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The address of the principal executive offices of the Company is 2913 U.S. Highway 70 West, Asheville (Black Mountain), North Carolina 28711. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were [●] shares of Class A Common Stock outstanding and [●] shares of Class B Common Stock outstanding.

As of the date hereof, the Participants (as defined below) collectively beneficially owned 432,558 shares of Class A Common Stock (the “Summer Road Shares”). We intend to vote all of the Summer Road Shares “FOR” the election of the Summer Road Nominee and the Unopposed Company Nominee and “AGAINST” the approval of, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.

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We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD universal proxy card today.

THIS SOLICITATION IS BEING MADE BY SUMMER ROAD AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD UNIVERSAL PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

SUMMER ROAD URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED GOLD UNIVERSAL PROXY CARD VOTING “FOR” THE ELECTION OF THE SUMMER ROAD NOMINEE.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD UNIVERSAL PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our GOLD universal proxy card are available at

[●].com

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IMPORTANT

Your vote is important, no matter how many shares of Class A Common Stock you own. Summer Road urges you to sign, date, and return the enclosed GOLD universal proxy card today to vote FOR the election of the Summer Road Nominee and in accordance with Summer Road’s recommendation on the other proposal on the agenda for the Annual Meeting.

•	If your shares of Class A Common Stock are registered in your own name, please sign and date the enclosed GOLD universal proxy card and return it to Summer Road, c/o Saratoga Proxy Consulting LLC (“Saratoga”), in the enclosed postage-paid envelope today.
•	If your shares of Class A Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Class A Common Stock, and these proxy materials, together with a GOLD voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Class A Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form in the enclosed pre-paid return envelope.

As Summer Road is using a “universal” proxy card, which includes our Summer Road Nominee as well as the Company’s Class A Director nominees, there is no need to use any other proxy card regardless of how you intend to vote on the election of the Class A Directors. Summer Road strongly urges the holders of Class A Common Stock NOT to sign or return any white proxy cards or voting instruction forms that you may receive from the Company. Even if a holder of Class A Common Stock returns the Company’s white proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.

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If you have any questions, require assistance in voting your GOLD universal proxy card,

or need additional copies of Summer Road’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Shareholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

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BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation:

•	In July 2022, Rory A. Held, the Chief Investment Officer of Summer Road LLC, attempted to initiate a constructive engagement with the Company to discuss the Company’s financial disclosures and general strategy. In his first outreach, Mr. Held emailed Barbara Arnold, the investor relations contact disclosed on the Company’s website. In response to his outreach, Ms. Arnold provided basic financial filings, the contact information for the Company’s Chief Financial Officer, Patricia (Pat) Jackson and indicated Ms. Jackson would be available to answer any questions on the materials.
•	On July 25, 2022, Mr. Held emailed Ms. Jackson to inquire about setting up an introductory call. Ms. Jackson did not respond.
•	On July 29, 2022, Mr. Held followed up with Ms. Arnold, who responded that Ms. Jackson had been reminded about the email. Mr. Held also followed up via phone and left voicemail messages. Ms. Jackson still did not respond.
•	On August 26, 2022, Mr. Held sent a list of questions to Ms. Jackson, copying Ms. Arnold. The questions pertained to items in the Company’s filings and were typical for a financial analyst attempting to build a financial model. Mr. Held again offered an introductory call, suggesting it might be a more efficient and convenient means for Ms. Jackson. Neither Ms. Jackson nor Ms. Arnold responded.
•	On October 18, 2022, Mr. Held emailed Ms. Arnold and expressed his frustration that his emails were going unanswered and ignored. He inquired if there was another person at the Company who might be better suited to answer his questions.
•	On October 19, 2022, Ms. Jackson responded via email stating that the Company was currently in its “quiet period” in advance of the Company’s November filing of its Annual Report for fiscal year end September 24, 2022 on Form 10-K (the “2022 10-K”). Ms. Jackson suggested Mr. Held “keep an eye on our website” for future press releases and filings with the Securities and Exchange Commission (the “SEC”). She further stated, “Sorry you felt ignored but the questions you are asking are not currently publicly disclosed so I would not be able to assist you.”
•	On October 21, 2022, Mr. Held thanked Ms. Jackson for responding and acknowledged his respect for the quiet period. He requested they schedule a call for after the 2022 10-K was filed, a standard procedure for financial analysts following public companies. He further informed Ms. Jackson that the information he sought was commonly and regularly disclosed to owners of public equities. He explained he was trying to further his understanding of the economics of the business to assist in modeling future earnings. The Company’s lack of investor calls (which were discontinued in 2Q 2016), analyst community engagement and apparent disdain for shareholders had resulted in the minimal sell-side analyst coverage ceasing in prior years. There were no earnings estimates listed in typical “earnings consensus” databases used by investment firms, which was atypical for a company of its size (~$1.5 billion market cap).
•	Mr. Held followed up on his October 21, 2022 email with numerous calls to Ms. Jackson, all of which went unreturned. After being repeatedly rebuffed, Mr. Held decided to attend the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), scheduled for February 14, 2023.
•	On February 14, 2023, Mr. Held attended the 2023 Annual Meeting. After a one-slide “Operational Update” presentation by the Company’s Chairman, Robert P. Ingle, II, which detailed the Company’s Revenue and Net Income for the year, the Chairman opened the floor to questions. Mr. Held asked Mr. Ingle if he could discuss the Company’s approach and views on capital allocation, specifically ranking what investment options (new stores, remodels, real estate acquisitions) yielded the highest returns. Mr. Ingle stated that this was not something he could discuss, and the meeting concluded. After the conclusion of the 2023 Annual Meeting, Mr. Held approached the dais and attempted to ask questions about the Company’s views on capital allocation and new store growth potential. None of Mr. Ingle, Ms. Jackson or James Lanning, the Company’s Chief Executive Officer, would answer any questions, citing that doing so would be a violation of Regulation FD.
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•	Commencing with Mr. Held’s initial outreach in July 2022, and continuing through February 2023, Mr. Held spent considerable time doing diligence on the Company, including building out a detailed financial model, speaking with current/former employees and other shareholders, doing a side by side analysis of peer Harris Teeter Supermarkets (which was acquired by Kroger Co. (NYSE: KR) in 2014), and beginning to build out a detailed analysis of the Company’s real estate properties that weren’t detailed in the Company’s SEC filings. During this time, Summer Road continued to build its position in the Company.
•	On May 4, 2023, Mr. Held emailed Ms. Jackson asking if she had time to discuss a few items that appeared in the quarterly report for the period ended March 25, 2023, which had been filed with the SEC that day on Form 10-Q. He received no response.
•	On June 22, 2023, Mr. Held emailed Ms. Jackson and Mr. Ingle, informing them that since the 2023 Annual Meeting, Summer Road had increased its position and still had unanswered questions pertaining to their financial model and recent related-party transactions between the Company and Mr. Ingle.
•	Throughout June and July 2023, Summer Road engaged with brokers and tax assessor offices in four states to assemble an exhaustive list of all property parcels owned by the Company and related subsidiaries.
•	On August 8, 2023, Mr. Held emailed Ms. Jackson, Mr. Ingle and Mr. Lanning indicating that Summer Road’s study had been completed and requesting to confirm some of the findings, all of which originated from publicly available sources, with the Company.
•	On February 13, 2024, Mr. Held and Frank S. Vellucci, the General Counsel and Executive Vice President of Summer Road LLC and sole director of its manager, attended the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”).
•	Also on February 13, 2024, following the 2024 Annual Meeting, Messrs. Held and Vellucci met with Ephraim Spielman, outside counsel of Ingles Markets, to discuss Summer Road’s concerns and request to constructively engage with the Board. During the conversation, Messrs. Held and Vellucci expressed their view that management has been deficient in its financial reporting and communications with the financial community, particularly with respect to the Company’s real estate asset portfolio and called for greater transparency.
•	On February 15, 2024, Mr. Held sent a letter to Mr. Spielman thanking him for the opportunity to discuss the Company, and reiterating Summer Road’s belief in the Company’s potential and desire to continue engaging in a dialogue on how value could be maximized for all shareholders.
•	On April 5, 2024, Ms. Jackson sent a letter to Mr. Held indicating that the Company discloses all information regarding its real estate holdings that is legally required, and will not provide further information to shareholders.
•	On September 6, 2024, Summer Road submitted a proposal to amend the Bylaws to increase the size of the Board from eight (8) to ten (10) directors, which would increase the number of Class A Directors from two (2) to three (3) (the “Board Expansion Proposal”), for consideration at the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”). Summer Road submitted the proposal given its belief that (x) the Board would be improved with additional independent shareholder representatives who would bring fresh perspectives and transparency, and (y) the Company’s capital structure demonstrates the urgent need for holders of the Class A Common Stock to be further represented in the boardroom to ensure that the best interests of all shareholders, including the minority shareholders, are adequately considered in the Board decision-making process.
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•	On November 5, 2024, Summer Road sent a private letter to the Board voicing its concerns regarding, among other things, the Company’s underperformance, the Board and management’s lack of engagement with shareholders and inadequate public disclosures. In the letter, Summer Road requested that (x) a representative of Summer Road be nominated to the Board at the then-upcoming 2025 Annual Meeting and (y) the Company update its public corporate disclosure to properly reflect real estate as a separate business segment to conform with appropriate accounting standards.
•	On November 16, 2024, Mr. Held had a call with Ms. Jackson during which Mr. Held raised Summer Road’s concerns with the Company’s corporate governance and capital allocation practices. Mr. Held also asked numerous questions, particularly with respect to the Company’s real estate, which Ms. Jackson declined to answer. Ms. Jackson requested Summer Road’s ownership information, which Summer Road provided several days later.
•	On February 25, 2025, Ms. Jackson sent an email to Mr. Held requesting certain contact information for the representative of Summer Road who would be presenting the Board Expansion Proposal at the 2025 Annual Meeting.
•	Later on February 25, 2025, Mr. Held provided the requested information and inquired as to whether shareholders would be given an opportunity to ask questions at the 2025 Annual Meeting being held virtually.
•	On February 27, 2025, Ms. Jackson confirmed receipt of the contact information and advised that there would be a Q&A section.
•	On March 3, 2025, the Company held the 2025 Annual Meeting in a virtual-only format. Summer Road’s designated representative attended the meeting to present the Board Expansion Proposal, but his line was never unmuted to discuss the proposal. The holders of the Class A Common Stock and the Class B Common Stock voted together as a single class on the Board Expansion Proposal, with the holders of the Class B Common Stock exercising more than 75% of the outstanding voting power as of the record date for the 2025 Annual Meeting, and the proposal failed. No questions were presented or answered at the 2025 Annual Meeting despite Summer Road submitting two questions in advance of the meeting.
•	On March 4, 2025, Mr. Held sent a letter to Ms. Jackson and Mr. Spielman to formally object to the 2025 Annual Meeting proceedings (specifically the failure to unmute Summer Road’s representative’s line to present the Board Expansion Proposal or address the questions submitted by Summer Road for discussion at the meeting) and raise concerns regarding the Company’s treatment of minority shareholders, including, in Summer Road’s view, the Company’s refusal to provide holders of Class A Common Stock with basic information about their investment.
•	On September 23, 2025, the Company announced that the Board adopted amended and restated Bylaws, effective September 19, 2025, which, among other things, included advance notice provisions for shareholders to nominate director candidates.
•	On October 28, 2025, the Company announced that John R. Lowden, a Class A Director, informed the Board on October 23, 2025 that he would resign from the Board effective December 31, 2025.
•	On November 7, 2025, Summer Road’s legal counsel submitted a request to the Company on behalf of Summer Road for the Company to provide an electronic copy of the Company’s form of questionnaire and form of representation and agreement (collectively, the “Nominee Forms”) in accordance with the Bylaws.
•	On November 14, 2025, the Company provided the Nominee Forms to Summer Road’s legal counsel.
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•	On November 24, 2025, the Company announced that Mr. Lowden resigned effective on November 21, 2025, and that the Board appointed L. Keith Collins to fill the resulting vacancy. Mr. Collins was previously a named executive officer of the Company, having served as President of its subsidiary Milkco, Inc. (“Milkco”) from September 2011 to September 2022. Mr. Collins also previously served as a Class B Director from December 2011 to February 2018.
•	On December 3, 2025, Summer Road delivered a letter to the Company, in accordance with the Bylaws, nominating Rory A. Held for election as a Class A Director at the Annual Meeting (the “Nomination Notice”), and in satisfaction of the notice requirements under Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
•	On December 15, 2025, Mr. Spielman reached out to Mr. Vellucci stating that the Company would be open to providing information relating to the Company’s financial position and real estate assets. Mr. Vellucci reminded Mr. Spielman of their February 2024 meeting and the fact that Summer Road has attempted to engage constructively with the Company for the past two years. Mr. Vellucci further conveyed that, given the Company’s history of refusing to engage, Summer Road would not withdraw its Nomination Notice in exchange for a mere possibility of receiving information that should be transparent to all shareholders.
•	On December 17, 2025, counsel for Summer Road and Mr. Spielman had a conversation during which counsel for Summer Road reiterated Summer Road’s intention to pursue the election of Mr. Held at the Annual Meeting, and emphasized Summer Road’s concerns with the Company’s corporate governance practices, particularly the Board’s decision to appoint a former Company executive and Class B Director as a representative of the holders of Class A Common Stock.
•	On January 2, 2026, counsel for Summer Road and a new outside counsel for the Company had a call. During the call, counsel for Summer Road explained Summer Road’s concerns with the Company and the parties discussed a potential resolution. The Company’s counsel expressed the Company’s openness to adding a new independent director, but made clear the Board’s view that it could not be Mr. Held.
•	On January 8, 2026, counsel for Summer Road and counsel for the Company engaged in another call in an effort to reach a constructive resolution. Summer Road’s counsel expressed Summer Road’s view that any agreement would require Mr. Held’s appointment to the Board given Summer Road’s significant concerns regarding the Board’s independence and ability to represent the best interests of all shareholders.
•	On January 12, 2026, Ms. Jackson sent an email to Mr. Held advising him that the Company will notify Summer Road of the persons for whom the Company intends to solicit proxies in favor of election as directors at the Annual Meeting not later than fifty (50) days prior to the date of the Annual Meeting.
•	On March 11, 2026, the Company provided notice to Summer Road pursuant to Rule 14a-19(d) of the Exchange Act of its intent to solicit proxies at the Annual Meeting in favor of Dwight Jacobs and Rebekah Lowe as Class A Directors.
•	On March 12, 2026, the Company filed its preliminary proxy statement with the SEC.
•	Later on March 12, 2026, the Company filed a revised preliminary proxy statement with the SEC.
•	On March 17, 2026, Summer Road filed this preliminary proxy statement with the SEC.

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REASONS FOR THE SOLICITATION

As long-term, significant shareholders of the Company, we are committed to protecting and enhancing the value of our investment and that of our fellow shareholders. For years, we have attempted to engage constructively with the Board and management team, only to be rebuffed each step of the way. Unfortunately, we understand that our experience is not unique, as several significant current and potential shareholders have informed us that management has consistently refused to speak with them or address basic inquiries. We are undertaking this solicitation because we believe the status quo is untenable. We believe the Board has persistently failed to act as a proper fiduciary for Class A shareholders, demonstrating, in our view, a startling deficiency in its oversight of company performance, executive compensation and – most critically – capital allocation.

Under the Company’s current leadership, shareholder returns have consistently lagged both peers and the broader market, which we believe is largely attributable to poor corporate governance practices, questionable capital allocation decisions and deteriorating operational metrics. Compounding these failures, the Board has seen fit to award Chairman Robert P. Ingle, II significant compensation increases, signaling a profound misalignment between pay and performance.

We Believe that True Class A Shareholder Representation in the Boardroom is Urgently Needed

We believe that the Company’s performance and capital structure demonstrate the urgent need for Class A shareholders to have a truly independent representative in the boardroom. Such representation is critical to ensure that the best interests of ALL shareholders are prioritized in key decisions relating to management oversight, capital allocation, shareholder engagement and the adequacy of the Company’s public reporting.

Notably, despite Chairman Ingle exercising approximately 72.5% of the total voting power at the Company by virtue of the super-voting Class B Common Stock that he owns, the Company’s governing documents allow Class A shareholders to elect 25% of the Board, with Class B shareholders (96.2% of the voting power of which is held by Chairman Ingle) electing the rest of the Board. We believe that it is imperative for Class A shareholders to elect truly independent representatives who are committed to representing their best interests and not those of Class B shareholders.

In our view, the Board has demonstrated that it cannot be trusted to select Class A Directors who will prioritize the interests of the Class A shareholders. As noted in the “Background to the Solicitation” section above, when Class A Director John R. Lowden (who initially joined the Board as part of a proxy solicitation launched by another Class A shareholder in 2017) resigned in late 2025, the Board responded by appointing L. Keith Collins as a Class A Director. Mr. Collins previously served as the President of Milkco, a subsidiary of the Company, from September 2011 to September 2022, and was a member of the Board as a Class B Director from December 2011 to February 2018. Before being appointed as President of Milkco, Mr. Collins served as Vice President of Milkco from 2004 to 2011, and held other positions with Milkco dating back to 1990. As evidenced by his decades-long involvement with the Company, we seriously question how he could have been viewed as truly independent or trusted by the holders of the Class A Common Stock to be acting in their best interests.

Although Mr. Collins will not be standing for election at the Annual Meeting, we believe his initial selection should cause Class A shareholders to question the independence and ability of any Class A Director nominee identified by the Company to act in the best interests of Class A shareholders. As such, we have reservations about the new Class A Director candidates nominated by the Company – Dwight Jacobs and Rebekah Lowe – particularly because the Company failed to identify who recommended each candidate as required by Item 407(c)(2)(vii) of Regulation S-K, not to mention that the Company seemingly tried to hide that Mr. Jacobs and Ms. Lowe both currently serve as directors of Ashville, North Carolina-based HomeTrust Bancshares, Inc. (NYSE:HTB), with it appearing explicitly in Mr. Jacobs’ biography but in Ms. Lowe’s biography it states only that she is a director of “a publicly traded bank holding company,” as set forth in the Company’s proxy statement.

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We believe the best way to ensure that the interests of Class A shareholders are appropriately represented in the boardroom is for Class A shareholders to elect a Class A Director who is truly aligned with them. Unlike the Company’s Class A Director nominees who do not appear to own any shares of Class A Common Stock, the Summer Road Nominee beneficially owns approximately 3% of the outstanding shares of Class A Common Stock and has a vested financial interest in the Company’s performance.

If elected, the Summer Road Nominee will bring a Class A shareholder’s perspective to the boardroom along with the necessary independence to challenge the other members of the Board and not merely rubber stamp Chairman Ingle’s agenda.

Lagging Shareholder Returns

The Company’s Total Shareholder Returns have consistently and significantly trailed the broader market over the short-, medium- and long-term, as well as the Company’s peer group during such periods other than the last year.

Total Shareholder Returns
	1-Year	3-Year	5-Year	10-Year
Ingles Markets	7.5%	-27.0%	68.3%	78.8%
S&P 500	17.9%	86.0%	96.0%	297.8%
Ingles Markets Performance vs. S&P 500	-10.4%	-113.0%	-27.7%	-219.0%
Grocery Market Peer Group	-5.4%	71.6%	112.3%	116.4%
Ingles Markets Performance vs. Grocery Market Peer Group	12.9%	-98.6%	-44.0%	-37.6%

Source: Bloomberg. Calculated as of market close on December 31, 2025. Assumes dividends reinvested.
Grocery Market Peer Group includes Weis Markets, Inc., Ahold Delhaize N.V. (ADR), Village Super Market, Inc., Sprouts Farmers Market, Inc., The Kroger Co., Albertsons Companies, Inc. and Natural Grocers by Vitamin Cottage, Inc.

We believe that a lack of effective oversight, facilitated by the Company’s dual-class structure that allows Chairman Ingle to elect 75% of the Board despite owning only 23% of the combined share capital, has contributed to this underperformance. Instead of maintaining a Nominating Committee comprised of independent directors, the Company has an Executive Committee – comprised of Chairman Ingle, Chief Executive Officer James W. Lanning and Chief Financial Officer Patricia E. Jackson – that, per the Company’s proxy statement, “can exercise the powers of the full Board between meetings of the Board, except for powers that may not be delegated to a committee of the Board under the North Carolina Business Corporation Act.” We believe it is appropriate for there to be independent oversight of management, not for management to exercise the powers of the Board.

If elected, the Summer Road Nominee will challenge the status quo and aim to bring a sense of accountability into the boardroom.

Questionable Capital Allocation Decisions

In our view, the Company’s capital allocation over the past decade (2016–2025) has been disastrous. During this period, the Company deployed an aggregate of $1.5 billion in capital expenditures; yet, annual operating income has remained nearly stagnant. Operating income in Fiscal 2016 was $129.8 million, and for the trailing twelve-month period ending December 31, 2025, it stood at just $133.0 million.

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This represents an abysmal incremental Return on Invested Capital (ROIC) of approximately 0.2% on ten years of reinvestment – a figure that is profoundly below the Company’s cost of capital. It appears to us that the Board has presided over a decade-long program of lost opportunity, reinvesting shareholder cash into projects yielding virtually no economic return.

Real Estate Interests vs. Grocery Operations

Our research suggests a primary driver of this underperformance is the Company's apparent preoccupation with non-income-producing real estate. The Company has allocated significant resources to acquiring land and buildings – often former competitor sites – that appear to sit idle or earn no meaningful economic return for shareholders. From the outside, this "real estate acquisition" strategy appears to be a mandate of Chairman Ingle, who was a licensed real estate broker (and would have the voting power to replace a majority of the Board if he disagreed with the strategy). We believe the Board has failed in its duty to challenge whether these acquisitions serve the interests of all shareholders or merely those of Chairman Ingle.

Numerous Related-Party Transactions

Furthermore, the line between Company resources and the Chairman’s private interests appears dangerously blurred to us. For instance, public disclosure reveals that Chairman Ingle has:

•	Actively traded real estate parcels to and from the Company; and
•	Held interests in LLCs that collect rent from the Company.

We are concerned that such related-party transactions create inherent conflicts of interest, and we question the Company’s ability to effectively manage such conflicts with the best interests of Class A shareholders in mind.

Deteriorating Financial Metrics

As indicated in the table below, the Company’s business fundamentals have materially declined over the past five years.

Source: Company Form 10-K filings; Bloomberg ROE Calculation.
Note: While we remain critical of the Company’s long-term stagnation, we believe it is appropriate to view the Fiscal 2025 results with a degree of leniency given the significant operational disruption and physical damage caused by Hurricane Helene, which resulted in the temporary closure of four store locations.

Meanwhile, management has offered no explanation in the Company’s earnings press releases and has not held an earnings call since 2017. In our view, the lack of information that the Company provides to Class A shareholders is unacceptable. Class A shareholders deserve transparency and a voice in the boardroom who will seek to hold management accountable.

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Executive Compensation Has Ballooned Despite Poor Performance

While Ingles Markets’ performance metrics have been declining, as set forth above, total executive compensation has been increasing at an alarming rate. Furthermore, Chairman Ingle has earned a disproportionate percentage of this increase and appears to be fueling the growth in executive compensation.

Source: Company proxy statements.

In our view, the substantial increase in Chairman Ingle’s compensation is akin to an added distribution to the Class B shareholders bringing their portion of capital returned to shareholders in excess of 50% while their economic ownership is only 23% (based on 14,548,686 shares of Class A Common Stock and 4,445,690 shares of Class B Common Stock outstanding as of February 27, 2026).

Source: Company Form 10-K filings & proxy statements; Summer Road calculations.

While the total distributions to Class B shareholders have more than doubled since Fiscal 2021 when factoring in Chairman Ingle’s compensation, the dividends paid to Class A shareholders have essentially remained stagnant, while the Company’s operating income remains largely unchanged. Given the foregoing, how does the Board justify such an increase in Chairman Ingle’s compensation?

We believe it appears even more egregious when analyzing the past ten-year period as demonstrated below.

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Source: Company Form 10-K filings & proxy statements; Summer Road calculations.

We Believe the Summer Road Nominee will Bring Necessary Experience and Improved Oversight into the Boardroom to Help the Company Realize its Potential

While we see untapped potential within Ingles Markets, we are convinced that the Company’s current governance and capital allocation framework are active impediments to its success. We believe that a Board defined by alignment, disciplined capital stewardship and transparency will unlock significant value for all shareholders.

We are seeking the election of the Summer Road Nominee – Rory A. Held – to the Board because we believe that he will bring the necessary capital markets expertise, shareholder-first perspective and public company board experience required to instill a culture of accountability and drive value at Ingles Markets. If elected, Mr. Held will advocate for the immediate implementation of the following strategic initiatives:

1. Rigorous Capital Allocation Audit

Mr. Held intends to demand an exhaustive, data-driven study of the Company’s capital allocation options – including new store growth, renovations, real estate acquisitions, share repurchases and dividends.

Prioritizing Returns: The Company’s current strategy appears to be one of limited to no new store growth. Our initial assessment from the outside is that aggressive capital return to shareholders likely represents the highest-return opportunity currently available and should be pursued with urgency; however, Mr. Held intends to review all available options and formulate a view in accordance with his fiduciary duties once he has access to all available data if elected.

2. Portfolio Optimization: The “OpCo/PropCo” Strategy

The Company’s current structure obscures the true value of its underlying assets. Mr. Held intends to propose a formal study to evaluate the separation of the Company into a focused “OpCo” (Grocery Operations) and a “PropCo” (Grocery Anchored Real Estate Company).

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Unlocking Value: We believe this separation would likely result in a material re-rating of the Company’s valuation, optimize the capital structure of both entities, and potentially catalyze strategic interest from larger regional or national grocers.

3. Operational and Digital Modernization

We believe the Board must move beyond the status quo to elevate the Company’s market share and digital engagement and loyalty programs. Mr. Held intends to push for a modernization of the Company’s operational strategy to help ensure Ingles Markets is not just participating in, but leading in its core markets.

4. Leadership Assessment and Succession Planning

A cornerstone of proper governance is ensuring the right leadership is in place. Mr. Held intends to advocate for an in-depth review of the current management team’s skill sets and the implementation of a transparent, merit-based succession plan to ensure the Company’s future is not left to chance.

5. Restoring Investor Transparency

The era of “darkness” must end. Mr. Held intends to immediately seek to overhaul the Investor Relations function, reinstating quarterly earnings calls and ensuring that the owners of the Company have direct, consistent access to management.

6. Alignment of Executive Incentives

Mr. Held intends to advocate for the engagement of an independent compensation consultant to design a pay-for-performance framework. Executive compensation must be tied to measurable total shareholder return (TSR) and ROIC metrics, rather than the seemingly arbitrary increases currently favored by the Board.

We believe that electing the Summer Road Nominee will send a clear mandate for accountability in the boardroom. If elected, the Summer Road Nominee will work tirelessly to evaluate all opportunities to enhance shareholder value. We recognize that, if elected, the Summer Road Nominee will represent a minority of the members of the Board; therefore, it is not guaranteed that he will be able to implement any specific actions he believes are necessary to enhance shareholder value. However, voting for the Summer Road Nominee will send a clear message to the Board that the status quo is unacceptable and that Class A shareholders demand that their interests be considered by the Board.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board is currently composed of eight (8) directors, each with a term expiring at the Annual Meeting. In accordance with the Company’s Articles and Bylaws, two (2) Class A Directors will be elected by a vote of the holders of the Class A Common Stock, voting as a separate class, and the remaining six (6) Class B Directors will be elected by a vote of the holders of the Class B Common Stock, voting as a separate class. We are seeking your support at the Annual Meeting to elect the Summer Road Nominee, Rory A. Held, as a Class A Director with a term ending at the 2027 Annual Meeting. Your vote to elect the Summer Road Nominee will have the legal effect of replacing one (1) of the Company’s Class A Director nominees with the Summer Road Nominee. If elected, the Summer Road Nominee will represent a minority of the members of the Board, and, therefore, it is not guaranteed that he will be able to implement any actions that he may believe are necessary to enhance shareholder value. However, we believe the election of the Summer Road Nominee is an important step in the right direction for enhancing long-term value at the Company. There is no assurance that any of the Company’s nominees will serve as a director if our Summer Road Nominee is elected to the Board. You should refer to the Company’s proxy statement for the names, background, qualifications and other information concerning the Company’s nominees.

This Proxy Statement is soliciting proxies to elect not only the Summer Road Nominee, but also the Unopposed Company Nominee. We have provided the required notice to the Company pursuant to Rule 14a-19(b) under the Exchange Act, and we intend to solicit the holders of Class A Common Stock representing at least 67% of the voting power of Class A Common Stock entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

THE NOMINEE

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five (5) years of the Summer Road Nominee. The nomination was made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Summer Road Nominee should serve as a director of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Summer Road Nominee. The Summer Road Nominee is a citizen of the United States of America.

Rory A. Held, age 48, has served as the Chief Investment Officer of Summer Road LLC, a family office which invests across a diverse range of strategies and asset classes, since December 2023 and as an Executive Vice President of Summer Road LLC since 2017. He has also held various other senior roles since joining Summer Road LLC in 2013. Previously, Mr. Held was a Senior Investment Analyst at Pike Place Capital, a hedge fund within the Tiedemann Investment Group, from 2011 to 2013. He was a Partner and Senior Analyst at SLS Management, LLC, a hedge fund, from 2004 to 2010. Mr. Held began his career as an analyst at Gilder, Gagnon, Howe & Co. LLC, a brokerage firm focused on discretionary growth investing for individual investors, from 2000 to 2004. Since August 2018, Mr. Held has served on the board of directors of Truepic, Inc., a software company that develops digital image verification software to authenticate photos and videos. Mr. Held served on the board of directors of Peak Resorts, Inc. (formerly, NASDAQ: SKIS), an owner and operator of high-quality, individually branded ski resorts, from November 2016 until its acquisition by Vail Resorts, Inc. (NYSE: MTN) in September 2019. He earned a BS in Business with a concentration in Finance and Accounting from Skidmore College.

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We believe that Mr. Held’s significant financial, investment and public markets expertise, together with his prior public company board experience and perspective as a significant long-time shareholder of the Company, will make him a valuable addition to the Board.

The principal business address of Mr. Held is 207 6th Street, West Palm Beach, Florida 33401.

As of the date hereof, Mr. Held does not directly own any shares of capital stock of the Company. As further explained elsewhere in this Proxy Statement, Mr. Held, as the Chief Investment Officer of Summer Road LLC, may be deemed to beneficially own an aggregate of 429,058 shares of Class A Common Stock, consisting of (i) 255,984 shares of Class A Common Stock beneficially owned directly by Cap 1 LLC (“Cap 1”), (ii) 129,489 shares of Class A Common Stock beneficially owned directly by East River Partners Ltd (“East River”) and (iii) 43,585 shares of Class A Common Stock beneficially owned directly by East River Partners II Ltd (“East River II”). For information regarding purchases and sales of securities of the Company during the past two (2) years by the Summer Road Nominee, please see Schedule I.

The Summer Road Nominee may be deemed to be a member of a “group” with the other Participants in this solicitation for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 432,558 shares of Class A Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Class A Common Stock that he or it does not directly own.

We believe that the Summer Road Nominee presently is, and if elected as a director of the Company, the Summer Road Nominee would qualify as, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including NASDAQ Listing Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Summer Road acknowledges that no director of a NASDAQ listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, Summer Road acknowledges that if the Summer Road Nominee is elected, the determination of such Summer Road Nominee’s independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. The Summer Road Nominee is not a member of the Company’s compensation, nominating or audit committee. The Summer Road Nominee is independent under any such committee’s applicable independence standards.

The Summer Road Nominee has consented to being named as a nominee of Summer Road in any proxy statement and form of proxy relating to the Annual Meeting and serving as a director of the Company if elected.

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Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, the Summer Road Nominee has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) the Summer Road Nominee does not directly or indirectly beneficially own any securities of the Company; (iii) the Summer Road Nominee does not own any securities of the Company which are owned of record but not beneficially; (iv) the Summer Road Nominee has not purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by the Summer Road Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) the Summer Road Nominee is not, and within the past year was not, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of the Summer Road Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) the Summer Road Nominee does not own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) neither the Summer Road Nominee nor any of his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) neither the Summer Road Nominee nor any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) the Summer Road Nominee does not have a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) the Summer Road Nominee does not hold any positions or offices with the Company; (xiii) the Summer Road Nominee does not have a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; (xiv) no companies or organizations, with which the Summer Road Nominee has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company; and (xv) there are no material proceedings to which the Summer Road Nominee or any of his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as disclosed herein, with respect to the Summer Road Nominee, (a) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act (“Regulation S-K”) occurred during the past 10 years, (b) there are no relationships involving the Summer Road Nominee or any of such Summer Road Nominee’s associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had such Summer Road Nominee been a director of the Company, and (c) neither the Summer Road Nominee nor his associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or was subject to any other compensation arrangement described in Item 402 of Regulation S-K.

Other than as stated herein, there are no arrangements or understandings between Summer Road, the Summer Road Nominee, or any other person or persons pursuant to which the nomination of the Summer Road Nominee described herein is to be made. Other than as stated herein, the Summer Road Nominee is not a party adverse to the Company or any of its subsidiaries and does not have a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

Shareholders of Class A Common Stock will have the ability to vote for up to two (2) nominees on Summer Road’s enclosed GOLD universal proxy card. Any shareholder of Class A Common Stock who wishes to vote for any combination of the Summer Road Nominee and the Company’s Class A Director nominees may do so on Summer Road’s enclosed GOLD universal proxy card. There is no need for holders of Class A Common Stock to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote. Summer Road urges shareholders of Class A Common Stock to vote using our GOLD universal proxy card “FOR” the Summer Road Nominee and the Unopposed Company Nominee.

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Shareholders of Class A Common Stock are permitted to vote for less than two (2) nominees or for any combination (up to two (2) total) of the Summer Road Nominee and the Company’s Class A Director nominees on the GOLD universal proxy card. However, if shareholders choose to vote for any of the Company’s Class A Director nominees, we recommend that shareholders vote in favor of the Unopposed Company Nominee, who we believe is the most qualified to serve as a director, to help achieve a Board composition that we believe is in the best interest of all shareholders. Certain information about the Unopposed Company Nominee is set forth in the Company’s proxy statement. Summer Road is not responsible for the accuracy of any information provided by or relating to the Company or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Company or any other statements that the Company or its representatives have made or may otherwise make.

IMPORTANTLY, IF YOU MARK FEWER THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR GOLD UNIVERSAL PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE SUMMER ROAD NOMINEE AND THE UNOPPOSED COMPANY NOMINEE. IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE SUMMER ROAD NOMINEE ON THE ENCLOSED GOLD UNIVERSAL PROXY CARD.

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As disclosed in the Company’s proxy statement, the Board is providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of the Company’s Executive Officers, as described under the heading “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Compensation Discussion and Analysis (the “CD&A”)” in the Company’s proxy statement and the compensation tables and narrative disclosures following the CD&A. According to the Company’s proxy statement, this proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Executive Officers and the Company’s compensation philosophy, policies and practices, as described in the Company’s proxy statement. Accordingly, the Board is asking shareholders to vote for the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the 2025 Summary Compensation Table, and the other related tables and disclosures.”

According to the Company’s proxy statement, this vote is advisory, and therefore not binding on the Company, the Board or the Company’s Audit/Compensation Committee. The Company further disclosed that the Board and the Company’s Audit/Compensation Committee will consider the outcome of this vote in considering future compensation arrangements.

Due to the Company’s significant underperformance and deteriorating financial metrics, as more fully explained in the “Reasons for the Solicitation” section above, we do not believe that pay and performance are adequately aligned, particularly with respect to Chairman Ingle. Accordingly, we intend to vote AGAINST this proposal and recommend that our fellow shareholders do the same.

WE RECOMMEND THAT SHAREHOLDERS VOTE “AGAINST” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell their shares of Class A Common Stock or Class B Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, Summer Road believes that the only outstanding classes of securities of the Company entitled to vote at the Annual Meeting are the Class A Common Stock and the Class B Common Stock.

The Board is currently composed of eight (8) directors, each with a term expiring at the Annual Meeting. In accordance with the Company’s Articles and Bylaws, two (2) Class A Directors will be elected by a vote of the holders of the Class A Common Stock, voting as a separate class, and the remaining six (6) Class B Directors will be elected by a vote of the holders of the Class B Common Stock, voting as a separate class. The Class A Common Stock and Class B Common Stock will vote as a single class with respect to any other matter properly brought before the shareholders. Each share of Class A Common Stock entitles its holder to one (1) vote per share, and each share of Class B Common Stock entitles its holder to ten (10) votes per share, in each case with respect to any matter properly submitted to a vote of such holders.

Shares of Class A Common Stock represented by properly executed GOLD universal proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Summer Road Nominee and the Unopposed Company Nominee and AGAINST the approval of, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.

Summer Road and IMKTA will each be using a universal proxy card for voting on the election of Class A Directors at the Annual Meeting, which will include the names of all nominees for election to the Board as Class A Directors. Shareholders of Class A Common Stock will have the ability to vote for up to two (2) nominees on Summer Road’s enclosed GOLD universal proxy card. Any shareholder of Class A Common Stock who wishes to vote for any combination of the Company’s Class A Director nominees and the Summer Road Nominee may do so on Summer Road’s GOLD universal proxy card. There is no need for holders of Class A Common Stock to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote.

Shareholders of Class A Common Stock are permitted to vote for less than two (2) nominees or for any combination (up to two (2) total) of the Summer Road Nominee and the Company’s Class A Director nominees on the GOLD universal proxy card. However, if shareholders choose to vote for any of the Company’s Class A Director nominees, we recommend that shareholders vote in favor of only the Unopposed Company Nominee, who we believe is the most qualified to serve as a director, to help achieve a Board composition that we believe is in the best interests of all shareholders. We recommend that shareholders do not vote for the Company’s Class A Director nominee other than the Unopposed Company Nominee. Among other potential consequences, voting for the Company’s Class A Director nominee other than the Unopposed Company Nominee may result in the failure of the Summer Road Nominee to be elected to the Board.

We believe that voting on the GOLD universal proxy card provides the best opportunity for shareholders to elect the Summer Road Nominee and achieve the best Board composition overall. Summer Road therefore urges shareholders of Class A Common Stock to use our GOLD universal proxy card to vote “FOR” the Summer Road Nominee and the Unopposed Company Nominee.

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IF YOU MARK FEWER THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR GOLD UNIVERSAL PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF THIS PROXY IS SIGNED AND NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE SUMMER ROAD NOMINEE AND THE UNOPPOSED COMPANY NOMINEE. IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

VIRTUAL MEETING

The Company has disclosed that the Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/IMKTA2026. To be admitted to the virtual Annual Meeting at www.virtualshareholdermeeting.com/IMKTA2026, you must enter the control number available on your proxy card if you are a shareholder of record or included in your voting instruction card and voting instructions you received from your broker, bank or other nominee. Although the Company has disclosed that you may vote online during the virtual Annual Meeting if you are a shareholder of record, we encourage you to vote your shares prior to the Annual Meeting to ensure that such shares are properly represented and voted. We encourage you to access the virtual Annual Meeting prior to the start time to allow ample time to log into the meeting webcast and test your computer system.

If your shares are held in a brokerage account or in the name of another nominee, you are considered the beneficial owner of shares held in “street name.” Since a beneficial owner is not the owner of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares virtually at the Annual Meeting. “Street name” shareholders who wish to vote virtually at the Annual Meeting should refer to the instructions provided on the voting instruction card provided by your broker, bank or other nominee.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to sign, date and return the enclosed GOLD universal proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the GOLD universal proxy card.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. According to the Company’s proxy statement, the presence virtually or by proxy of holders of a majority of the outstanding shares of Class A Common Stock constitutes a quorum for purposes of the election of directors by the holders of Class A Common Stock, the presence virtually or by proxy of holders of a majority of the outstanding shares of Class B Common Stock constitutes a quorum for purposes of the election of directors by the holders of Class B Common Stock, and the presence virtually or by proxy of holders of common stock possessing a majority of the aggregate votes represented by the Class A Common Stock and Class B Common Stock, taken together, constitutes a quorum for purposes of all other matters that are properly presented at the Annual Meeting.

Abstentions with respect to a proposal are counted for purposes of establishing a quorum, but they will not be counted as votes cast for or against any proposal, and they will not have any effect on the outcome of any proposal.

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If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner has discretionary authority to vote on “routine” matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any “non-routine” matters brought to a vote at the shareholder meeting. Under the rules governing brokers’ discretionary authority, if a shareholder receives proxy materials from or on behalf of both us and the Company, then brokers holding shares in such shareholder’s account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there would be no broker non-votes by such brokers. In such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, because none of the proposals being brought before the Annual Meeting are considered “routine” matters, even if you receive proxy materials only from the Company, your shares will not be voted at the Annual Meeting and you do not instruct your broker, bank or other nominee how to vote. We urge you to instruct your broker about how you wish your shares to be voted.

VOTES REQUIRED FOR APPROVAL

Election of Directors – According to the Company’s proxy statement, if a quorum of each class is present at the Annual Meeting, the holders of Class A Common Stock, voting as a separate class, will elect two (2) Class A Directors, and the holders of Class B Common Stock, voting as a separate class, will elect six (6) Class B Directors. Pursuant to the North Carolina Business Corporation Act, directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. For purposes of the holders of Class A Common Stock, this means that the two (2) Class A Director nominees receiving the largest number of affirmative votes will be elected. Thus, abstentions and any broker non-votes will not be included in vote totals and will not affect the outcome of the vote. According to the Company’s proxy statement, cumulative voting is not applicable to the election of directors at the Annual Meeting.

Advisory Vote on Executive Compensation – According to the Company’s proxy statement, holders of Class A Common Stock and Class B Common Stock vote together as a single class on the advisory vote on executive compensation, with shareholders entitled to one (1) vote for each share of Class A Common Stock held and ten (10) votes for each share of Class B Common Stock held. For purposes of such vote, if a quorum is present, the proposal will pass if the votes cast “for” the proposal exceed the votes cast “against” the action. According to the Company’s proxy statement, shares not voted with respect to such proposal (whether by abstention or broker non-vote, if any) would not be included in vote totals and would not impact the vote.

23

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting virtually (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a written revocation or a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Summer Road in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Secretary of the Company at the Company’s principal executive offices located at 2913 U.S. Highway 70 West, Asheville (Black Mountain), North Carolina 28711, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Summer Road in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Class A Common Stock. Additionally, Saratoga may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Summer Road Nominee.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE SUMMER ROAD NOMINEE TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD UNIVERSAL PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Summer Road. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Summer Road has entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $[●], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. Summer Road will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Saratoga will employ approximately [●] persons to solicit shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Summer Road. Costs of this solicitation of proxies are currently estimated to be approximately $[●] (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Summer Road estimates that through the date hereof its expenses in connection with this solicitation are approximately $[●]. To the extent legally permissible, if Summer Road is successful in its proxy solicitation, Summer Road intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. Summer Road does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

Cap 1, East River, East River II, Summer Road LLC, Unch Corp. (“Unch”), Frank S. Vellucci and the Summer Road Nominee are participants in this solicitation (each a “Participant” and collectively, the “Participants”).

The principal business address of each of Cap 1, Summer Road LLC and Messrs. Held and Vellucci is 207 6th Street, West Palm Beach, Florida 33401. The principal business address of each of East River, East Rier II and Unch is 14000 Quail Springs Parkway, Suite 2200, Oklahoma City, Oklahoma 73134.

The principal business of Cap 1 is investing in securities. The principal business of East River is investing in securities. The principal business of East River II is investing in securities. The principal business of Summer Road LLC is operating as a family office and serving as the investment manager of each of Cap 1, East River, East River II and other of Summer Road LLC’s “family clients” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended. The principal business of Unch is serving as the manager of Summer Road LLC. Mr. Vellucci is the General Counsel and an Executive Vice President of Summer Road LLC and serves as the sole director of Unch. Mr. Held is the Chief Investment Officer and an Executive Vice President of Summer Road LLC.

Each of Cap 1 and Summer Road LLC is a Delaware limited liability company. Each of East River and East River II is a company formed under the laws of the British Virgin Islands. Unch is a Delaware corporation. Each of Mr. Held and Mr. Vellucci is a citizen of the United States of America.

25

As of the date hereof, Cap 1 directly beneficially owns 255,984 shares of Class A Common Stock. As of the date hereof, East River directly beneficially owns 129,489 shares of Class A Common Stock. As of the date hereof, East River II directly beneficially owns 43,585 shares of Class A Common Stock. Summer Road LLC, as the investment manager of each of Cap 1, East River and East River II, may be deemed to beneficially own the 429,058 shares of Class A Common Stock owned in the aggregate by Cap 1, East River and East River II. Unch, as the manager of Summer Road LLC, may be deemed to beneficially own the 429,058 shares of Class A Common Stock owned in the aggregate by Cap 1, East River and East River II. As of the date hereof, Mr. Vellucci directly beneficially owns 3,500 shares of Class A Common Stock, and, as the sole director of Unch, may also be deemed to beneficially own the 429,058 shares of Class A Common Stock owned in the aggregate by Cap 1, East River and East River II, which, together with the shares of Class A Common Stock he directly beneficially owns, constitutes an aggregate of 432,558 shares of Class A Common Stock. Mr. Held, as the Chief Investment Officer of Summer Road LLC, may be deemed to beneficially own the 429,058 shares of Class A Common Stock owned in the aggregate by Cap 1, East River and East River II.

Each Participant may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 432,558 shares of Class A Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Class A Common Stock that he or it does not directly own. For information regarding transactions in securities of the Company during the past two years by the Participants, please see Schedule I attached hereto. The securities of the Company owned by Cap 1, East River and East River II were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). Certain of the shares of Class A Common Stock of the Company owned by Cap 1, East River and East River II are held in the ordinary course of business with other investment securities held by such persons in co-mingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to such persons subject to applicable federal margin regulations, stock exchange rules and credit policies. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of Class A Common Stock owned by Cap 1, East River and East River II. The shares of Class A Common Stock purchased by Mr. Vellucci were purchased with personal funds.

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

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OTHER MATTERS AND ADDITIONAL INFORMATION

Summer Road is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Summer Road is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD universal proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga, at the address set forth on the back cover of this Proxy Statement, or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to our knowledge.

This Proxy Statement is dated [●], 2026. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement, shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing by [●] to the Company’s Corporate Secretary at 2913 U.S. Highway 70 West, Asheville (Black Mountain), North Carolina 28711. Shareholders who wish to submit a proposal (including a director nomination) for presentation at the 2027 Annual Meeting other than pursuant to Rule 14a-8 must do so by [●], but no earlier than [●]; provided, however, that if next year’s annual meeting is more than 30 days before or more than 60 days after April 30, 2027 (the first anniversary of this year’s Annual Meeting), such proposal must be received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. Shareholders are also advised to review the Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

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In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than March 1, 2027.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2027 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by Summer Road that such procedures are legal, valid or binding.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT SUMMER ROAD EXPECTS TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THE DISCLOSURE IN THE COMPANY’S PROXY STATEMENT IS EXPECTED TO INCLUDE CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. SHAREHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. SHAREHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

Your vote is important. No matter how many or how few shares of Class A Common Stock you own, please vote to elect the Summer Road Nominee by marking, signing, dating and mailing the enclosed GOLD universal proxy card promptly.

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Summer Road LLC

[●], 2026

29

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Acquired/(Disposed)	Date of Transaction

CAP 1 LLC

Purchase of Class A Common Stock	10,293	09/10/2024
Purchase of Class A Common Stock	3,357	09/11/2024
Purchase of Class A Common Stock	3,681	10/04/2024
Purchase of Class A Common Stock	15,300	10/04/2024
Purchase of Class A Common Stock	9,840	10/07/2024
Purchase of Class A Common Stock	14,400	10/07/2024
Purchase of Class A Common Stock	10,700	10/09/2024
Purchase of Class A Common Stock	9,701	10/14/2024
Purchase of Class A Common Stock	4,939	10/16/2024
Purchase of Class A Common Stock	9,764	10/23/2024
Purchase of Class A Common Stock	2,084	02/07/2025

FORMER AFFILIATE OF CAP 1 LLC WHICH HAS SINCE MERGED INTO CAP 1 LLC

Purchase of Class A Common Stock	13,500	10/17/2024
Purchase of Class A Common Stock	13,000	10/22/2024

EAST RIVER PARTNERS LTD

Purchase of Class A Common Stock	4,900	09/10/2024
Purchase of Class A Common Stock	2,200	09/11/2024
Purchase of Class A Common Stock	2,454	10/04/2024
Purchase of Class A Common Stock	8,100	10/04/2024
Purchase of Class A Common Stock	6,560	10/07/2024
Purchase of Class A Common Stock	9,600	10/07/2024
Purchase of Class A Common Stock	5,500	10/09/2024
Purchase of Class A Common Stock	6,468	10/14/2024
Purchase of Class A Common Stock	3,292	10/16/2024
Purchase of Class A Common Stock	6,455	10/23/2024
Purchase of Class A Common Stock	1,389	02/07/2025

EAST RIVER PARTNERS II LTD

Purchase of Class A Common Stock	10,500	10/17/2024
Purchase of Class A Common Stock	10,500	10/22/2024

RORY A. HELD

Sale of Class A Common Stock	(1,770)	12/23/2024

I-1

FRANK S. VELLUCCI

Purchase of Class A Common Stock	50	11/06/2024
Purchase of Class A Common Stock	100	11/07/2024
Purchase of Class A Common Stock	100	11/07/2024
Purchase of Class A Common Stock	100	11/07/2024
Purchase of Class A Common Stock	250	11/12/2024
Purchase of Class A Common Stock	200	11/14/2024
Purchase of Class A Common Stock	90	01/10/2025
Purchase of Class A Common Stock	800	01/10/2025
Purchase of Class A Common Stock	110	01/10/2025
Sale of Class A Common Stock	(500)	09/12/2025
Sale of Class A Common Stock	(500)	09/12/2025
Sale of Class A Common Stock	(300)	09/12/2025
Sale of Class A Common Stock	(500)	09/12/2025
Purchase of Class A Common Stock	12	11/07/2025
Purchase of Class A Common Stock	200	11/07/2025
Purchase of Class A Common Stock	249	11/14/2025
Purchase of Class A Common Stock	1	11/14/2025
Purchase of Class A Common Stock	1	11/24/2025
Purchase of Class A Common Stock	38	12/01/2025
Purchase of Class A Common Stock	100	12/01/2025
Purchase of Class A Common Stock	99	12/01/2025
Purchase of Class A Common Stock	100	12/17/2025
Purchase of Class A Common Stock	100	12/17/2025
Purchase of Class A Common Stock	100	12/17/2025
Purchase of Class A Common Stock	100	12/17/2025
Purchase of Class A Common Stock	100	12/17/2025
Purchase of Class A Common Stock	100	12/17/2025
Purchase of Class A Common Stock	100	12/19/2025
Purchase of Class A Common Stock	15	12/19/2025
Purchase of Class A Common Stock	100	12/23/2025
Purchase of Class A Common Stock	100	12/29/2025
Purchase of Class A Common Stock	100	12/29/2025
Purchase of Class A Common Stock	85	12/29/2025
Purchase of Class A Common Stock	100	12/29/2025
Purchase of Class A Common Stock	100	12/29/2025
Purchase of Class A Common Stock	100	12/30/2025
Purchase of Class A Common Stock	100	12/30/2025
Purchase of Class A Common Stock	100	12/31/2025
Purchase of Class A Common Stock	100	12/31/2025
Purchase of Class A Common Stock	100	12/31/2025
Purchase of Class A Common Stock	100	01/02/2026
Purchase of Class A Common Stock	100	01/02/2026
Purchase of Class A Common Stock	100	01/02/2026
Purchase of Class A Common Stock	100	01/02/2026
Purchase of Class A Common Stock	100	01/05/2026
Purchase of Class A Common Stock	100	01/05/2026
Purchase of Class A Common Stock	100	01/06/2026
Purchase of Class A Common Stock	100	01/06/2026
Purchase of Class A Common Stock	100	01/06/2026
Purchase of Class A Common Stock	100	01/06/2026

I-2

SCHEDULE II

The following table is reprinted from the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on March 13, 2026.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Except where indicated in the footnotes below, the following table sets forth the number of shares of Class A Common Stock and Class B Common Stock owned beneficially as of February 27, 2026, by each director and nominee for director, each of the executive officers of the Company named in the Summary Compensation Table presented in this Proxy Statement, all directors and executive officers as a group and each person known by the Company to be a beneficial owner of more than five percent (5%) of either class of the outstanding Common Stock. The table also sets forth the percentage of each class of Common Stock held by such shareholders. As of February 27, 2026, there were 14,548,686 shares of Class A Common Stock and 4,445,690 shares of Class B Common Stock outstanding. Except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to the Common Stock listed.

	Number of Shares Owned Beneficially		Percentage of Common Stock		Percentage of Total Voting Power
Name	Class A(2)	Class B	Class A(2)	Class B
Robert P. Ingle, II(1)	4,275,873(3)(4)	4,275,873(3)(4)	22.7%(3)(4)	96.2%(3)(4)	72.5%(3)(4)
James W. Lanning(1)	82,623(3)	72,623(3)	0.6%(3)	1.6%(3)	1.2%(3)
Michael David Hogan(1)	—	—	*	*	*
Laura Ingle Sharp(1)	—	—	*	*	*
Patricia E. Jackson(1)	72,623(3)	72,623(3)	0.5%(3)	1.6%(3)	1.2%(3)
Fred D. Ayers(1)	463	—	*	*	*
Brenda S. Tudor(1)	300	—	*	*	*
Ernest E. Ferguson(1)	250	—	*	*	*
L. Keith Collins(1)	899	—	*	*	*
5% Shareholders:
Mario J. Gabelli et al(5)	981,105(6)	—	6.7%(6)	*	1.7%(6)
Dimensional Fund Advisors, LP(7)	993,777(8)	—	6.8%(8)	*	1.7%(8)
The Vanguard Group(9)	1,177,521(10)	—	8.1%(10)	*	2.0%(10)
BlackRock, Inc.(11)	1,218,101(12)	—	8.4%(12)	*	2.1%(12)
River Road Asset Management, LLC(13)	976,424(14)	—	6.7%(14)	*	1.7%(14)
Brandes Investment Partners, LP(15)	1,160,533(16)		8.0%(16)		2.0%(16)
Ingles Investment/Profit Sharing Plan(1)	72,623	72,623	0.5%	1.6%	1.2%
All Directors and Executive Officers as a group (9 persons)	4,287,785(3)	4,275,873(3)	22.8%(3)	96.2%(3)	72.5%(3)

II-1

___________________

*	Less than 1%.
(1)	The address of all beneficial owners, apart from Mr. Hogan, is P.O. Box 6676, Asheville, North Carolina 28816. Mr. Hogan’s address is 220 Deaverview Road, Asheville, North Carolina 28806.
(2)	Each share of Class B Common Stock is convertible, at any time at the option of the holder, into one share of Class A Common Stock. If the holder of any shares of Class B Common Stock transfers the shares to anyone other than a “qualified transferee” as defined in the Company’s Articles of Incorporation, then each share of Class B Common Stock will automatically convert into a share of Class A Common Stock. Accordingly, for each holder of Class B Common Stock the number of shares and percentage of Class A Common Stock set forth in this table also reflect the Class A Common Stock into which such shareholder’s shares of Class B Common Stock are convertible. However, these converted shares are not used to calculate such percentages for any other shareholder in this table. The number of shares and percentage of Class A Common Stock held by all directors and executive officers as a group also reflects the conversion into Class A Common Stock of each share of Class B Common Stock held by each director and executive officer. Because the Class B Common Stock converts into Class A Common Stock on a one to one basis, the number of shares of Class B Common Stock noted in the table above also represents the number of shares of Class A Common Stock each holder would beneficially own upon conversion of the Class B Common Stock beneficially owned by them.
(3)	Includes the 72,623 shares of Class B Common Stock held by the Company’s Profit Sharing Plan, of which Messrs. Ingle II and Lanning and Ms. Jackson are trustees. The trustees, by a majority vote, have sole voting power and dispositive power with respect to such shares. However, Messrs. Ingle II and Lanning and Ms. Jackson disclaim beneficial ownership of such shares.
(4)	Includes a total of 4,203,250 shares of Class B Common Stock held in a trust of which Mr. Ingle II is sole trustee with sole voting power and dispositive power with respect to such shares and an LLC.
(5)	The address of this beneficial owner is GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580-1435.
(6)	The information as to Mario J. Gabelli (includes entities controlled directly or indirectly by Mario Gabelli, collectively, the “Gabelli Entities”) with respect to the number of shares beneficially owned by the Gabelli Entities is derived from its Schedule 13D/A filed with the Securities and Exchange Commission on August 24, 2022. All other information regarding the Gabelli Entities is derived from such Schedule. Such Schedule discloses that (i) Mario Gabelli is the chief investment officer for most of the Gabelli Entities signing such statements and is deemed to have beneficial ownership of the shares owned by all Gabelli Entities, (ii) Mario Gabelli and the Gabelli Entities do not admit that they constitute a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder and (iii) Mario Gabelli and the Gabelli Entities have the sole power to vote or direct the vote and dispose or to direct the disposition of all the shares of which they are beneficial owners. The Gabelli Entities that beneficially own shares of the Company’s Class A Common Stock are registered investment advisors and beneficially own such shares in an agent capacity.
(7)	The address for this beneficial owner is 6300 Bee Cave Road, Building One, Austin, TX 78746.
II-2

(8)	The information as to the number of shares beneficially owned by Dimensional Fund Advisors LP is derived from its Schedule 13G/A filed with the Securities and Exchange Commission on April 15, 2025. All other information as to Dimensional Fund Advisors LP is also derived from such Schedule. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in such Schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(9)	The address for this beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355.
(10)	The information as to this beneficial owner with respect to the number of shares beneficially owned by The Vanguard Group is derived from its Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024.
(11)	The address for this beneficial owner is 50 Hudson Yards, New York, NY 10001.
(12)	The shares are beneficially owned by subsidiaries of BlackRock, Inc. The information as to this beneficial owner with respect to the number of shares beneficially owned by BlackRock, Inc. is derived from its Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2024.
(13)	The address for this beneficial owner is 462 S. 4th Street, Suite 2000, Louisville, KY 40202.
(14)	The information as to this beneficial owner with respect to the number of shares beneficially owned by River Road Asset Management, LLC is derived from its Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2025.
(15)	The address for this beneficial owner is 4275 Executive Square, 5th Floor, La Jolla, CA 92037.
(16)	The information as to this beneficial owner with respect to the number of shares beneficially owned by Brandes Investment Partners, LP is derived from its Schedule 13G/A filed with the Securities and Exchange Commission on November 13, 2025.

II-3

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Class A Common Stock you own, please give Summer Road your proxy FOR the election of the Summer Road Nominee and in accordance with Summer Road’s recommendation on the other proposal on the agenda for the Annual Meeting by:

•	SIGNING, DATING and MAILING the enclosed GOLD universal proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).
•	VOTING BY INTERNET using the unique “control number” and following the instructions that appear on your GOLD universal proxy card.

You may vote your shares virtually at the Annual Meeting; however, even if you plan to attend the Annual Meeting virtually, we recommend that you submit your GOLD universal proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the Annual Meeting. If any of your shares of Class A Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Class A Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD universal voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga as set forth below.

If you have any questions, require assistance in voting your GOLD universal proxy card,

or need additional copies of Summer Road’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Shareholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

GOLD UNIVERSAL PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 17, 2026

INGLES MARKETS, INCORPORATED

2026 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF SUMMER ROAD LLC AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF INGLES MARKETS, INCORPORATED
IS NOT SOLICITING THIS PROXY

P          R          O          X          Y

The undersigned appoints Frank S. Vellucci, John Ferguson and Ryan Nebel and each of them, attorneys and agents with full power of substitution to vote all shares of Class A Common Stock, $0.05 par value per share (the “Class A Common Stock”), of Ingles Markets, Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the 2026 annual meeting of shareholders of the Company scheduled to be held on Thursday, April 30, 2026, at 10:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/IMKTA2026 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Class A Common Stock held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Summer Road LLC (together with the other participants in its solicitation, “Summer Road”) a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED AND NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” THE SUMMER ROAD NOMINEE AND THE COMPANY’S NOMINEE UNOPPOSED BY SUMMER ROAD AND “AGAINST” PROPOSAL 2.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Summer Road’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD UNIVERSAL PROXY CARD

[X] Please mark vote as in this example

SUMMER ROAD STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SUMMER ROAD NOMINEE AND THE COMPANY NOMINEE UNOPPOSED BY SUMMER ROAD, AND NOT TO VOTE “FOR” THE REMAINING COMPANY NOMINEE LISTED BELOW IN PROPOSAL 1.

YOU MAY SUBMIT VOTES FOR UP TO TWO (2) NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED.

1.	To elect two directors to serve until the Company’s 2027 annual meeting of shareholders and until their successors are duly elected and qualified.

SUMMER ROAD NOMINEE	FOR	WITHHOLD
1. Rory A. Held	☐	☐

COMPANY NOMINEE UNOPPOSED BY SUMMER ROAD	FOR	WITHHOLD
2. [Dwight Jacobs] / [Rebekah Lowe]	☐	☐

COMPANY NOMINEE OPPOSED BY SUMMER ROAD	FOR	WITHHOLD
3. [Dwight Jacobs] / [Rebekah Lowe]	☐	☐

SUMMER ROAD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL 2.

2.	Company’s proposal to approve, by non-binding vote, executive compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

GOLD UNIVERSAL PROXY CARD

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.